EXHIBIT 4.19




                             CHASE ISSUANCE TRUST
                                  AS ISSUER


                        CLASS B(20__-_) TERMS DOCUMENT
                        DATED AS OF ___________, ____

                                      TO

                             AMENDED AND RESTATED
                       CHASESERIES INDENTURE SUPPLEMENT
                         DATED AS OF OCTOBER 15, 2004

                                      TO

                             AMENDED AND RESTATED
                                  INDENTURE
                         DATED AS OF OCTOBER 15, 2004


                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                  AS INDENTURE TRUSTEE AND COLLATERAL AGENT



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            THIS CLASS B(20__-_) TERMS DOCUMENT (this "Terms Document"), by and between the CHASE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the "Indenture Trustee") and collateral agent (the "Collateral Agent"), is made and entered into as of ___________,
____.

            Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of CHASEseries Class B Notes and shall specify the principal terms thereof.

                                  ARTICLE I

           Definitions and Other Provisions of General Application

            Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

            (3) as used in this Terms Document and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Terms Document or in any such certificate or other document, and accounting terms partly defined in this Terms Document or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Terms Document or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Terms Document or in any such certificate or other document shall control;

            (4) the words "hereof," "herein," "hereunder" and words of similar import when used in this Terms Document shall refer to this Terms Document as a whole and not to any particular provision of this Terms Document; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Terms Document unless otherwise specified; the term "including" means "including without limitation"; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person's successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time;


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            (5) the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling; and

            (6) each capitalized term defined herein shall relate only to the Class B(20__-_) Notes and no other Tranche of CHASEseries Notes issued by the Issuer.

            "Asset Pool Supplement" means the Amended and Restated Asset Pool One Supplement to the Indenture, dated as of October 15, 2004, among the Issuer, the Indenture Trustee and the Collateral Agent.

            "BDL" means Banque de Luxembourg.

            "Class B(20__-_) Adverse Event" means the occurrence of any of the following: (a) an Early Amortization Event with respect to the Class B(20__-_) Notes, (b) an Event of Default and acceleration of the Class B(20__-_) Notes or (c) the Class B Usage of the Class C Required Subordinated Amount for the Class B(20__-_) Notes becomes greater than zero.

            "Class B(20__-_) Note" means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class B(20__-_) Note and duly executed and authenticated in accordance with the Indenture.

            "Class B(20__-_) Noteholder" means a Person in whose name a Class B(20__-_) Note is registered in the Note Register.

            "Class B(20__-_) Termination Date" means the earliest to occur of
(a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class B(20__-_) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

            "Class B Required Subordinated Amount of Class C Notes" is defined in Section 2.2.

            "Controlled Accumulation Amount" means $_____________; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class B(20__-_) Notes will be the amount specified in the definition of "Controlled Accumulation Amount" in the Indenture Supplement.

            "Indenture" means the Amended and Restated Indenture, dated as of October 15, 2004, between the Issuer and the Indenture Trustee.

            "Indenture Supplement" means the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, among the Issuer, the Indenture Trustee and the Collateral Agent.

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

            "Initial Dollar Principal Amount" means $_____________.

            "Interest Payment Date" means ___________, ____ and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

            "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

            "Issuance Date" means ___________, ____.

            "Legal Maturity Date" means ___________, ____.

            ["LIBOR" means, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.4.]

            ["LIBOR Determination Date" means (1) ___________, ____ for the period from and including the Issuance Date through but excluding
___________, ____ and (2) for each interest period thereafter, the second London Business Day prior to the commencement of the second and each subsequent Interest Period.]

            ["London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.]

            "Note Interest Rate" means a rate per annum equal to ____% [in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period].

            "Paying Agent" means Wells Fargo Bank, National Association.

            "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

            "Record Date" means, for any Note Transfer Date, the last Business Day of the preceding Monthly Period.

            ["Reference Banks" means four major banks in the London interbank market selected by the Beneficiary.]

            "Scheduled Principal Payment Date" means ___________, ____.


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            "Stated Principal Amount" means $______________.

            ["Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]

            Section 1.02 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 1.03 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

            Section 1.04 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

                              [END OF ARTICLE I]

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                                 ARTICLE II

                          The Class B(20__-_) Notes

            Section 2.01 Creation and Designation. There is hereby created a Tranche of CHASEseries Class B Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the "CHASEseries Class B(20__-_) Notes."

            Section 2.02 Specification of Required Subordinated Amount and Other Terms. For the Class B(20__-_) Notes, for any date of determination, the Class B Required Subordinated Amount of Class C Notes will be an amount equal to:

                (a) for any date of determination prior to the occurrence of a Class B(20__-_) Adverse Event, the product of

                    (1) the sum of

                        (i) a fraction (x) the numerator of which is equal to the sum of the Class A Required Subordinated Amount of Class C Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes on such date of determination is greater than zero and (y) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20__-_) Notes), and

                        (ii) the product of (x) ________% and (y) a fraction
         (A) the numerator of which is equal to (1) the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20__-_) Notes) minus (2) the Class A Required Subordinated Amount of Class B Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes is greater than zero; provided, however, that such numerator shall not be less than zero and (B) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20__-_) Notes), and

                    (2) the Adjusted Outstanding Dollar Principal Amount on such date of determination of the Class B(20__-_) Notes; and

                (b) for any date of determination on and after the date on which a Class B(20__-_) Adverse Event shall have occurred, the greater of
(1) the amount determined in subsection 2.2(a) for such date of determination and (2) the amount


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

determined in subsection 2.2(a) for the date immediately prior to the date on which such Class B(20__-_) Adverse Event shall have occurred.

            The Issuer may change the percentage set forth in subsection 2.2(a)(1)(ii)(x), above, or the formula set forth in clause (a), above, without the consent of any Noteholder so long as the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the CHASEseries that the change in such percentage or formula will not result in a Ratings Effect with respect to any Outstanding Class B(20__-_) Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion.

            Section 2.03 Interest Payment.

                (a) For each Interest Payment Date, the amount of interest due with respect to the Class B(20__-_) Notes shall be an amount equal to [one-twelfth of] the product of (i)[(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B)] the Note Interest Rate [in effect with respect to the related Interest Period], times, (ii) the Outstanding Dollar Principal Amount of the Class B(20__-_) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class B(20__-_) Notes; provided, however, that for the first Interest Payment Date the amount of interest due with respect to the Class B(20__-_) Notes shall be [$______________][an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class B(20__-_) Notes on the Issuance Date, (y) __ divided by 360 and (z) the Note Interest Rate in effect with respect to the Class B(20__-_) Notes determined on __________, ____]. Interest on the Class B(20__-_) Notes will be calculated on the basis of [the actual number of days elapsed and] a 360-day year [consisting of twelve 30-day months].

                (b) Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class B(20__-_) Notes, the Indenture Trustee shall deposit into the Class B(20__-_) Interest Funding Sub-Account the portion of CHASEseries Available Finance Charge Collections allocable to the Class B(20__-_) Notes.

            [Section 2.04 Calculation Agent; Determination of LIBOR.

                (a) The Issuer hereby agrees that for so long as any Class B(20__-_) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its


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Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.

                (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750 or on a comparable system as is customarily used to quote LIBOR the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

                (c) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (612) 667-8058 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

                (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.]

            Section 2.05 Payments of Interest and Principal.

                (a) Any installment of interest or principal, if any, payable on any Class B(20__-_) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(20__-_) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

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                (b) The right of the Class B(20__-_) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class B(20__-_) Termination Date.

            Section 2.06 Form of Delivery of Class B(20__-_) Notes; Depository; Denominations.

                (a) The Class B(20__-_) Notes shall be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

                (b) The Depository for the Class B(20__-_) Notes shall be The Depository Trust Company, and the Class B(20__-_) Notes shall initially be registered in the name of Cede & Co., its nominee.

                (c) The Class B(20__-_) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

            Section 2.07 Delivery and Payment for the Class B(20__-_) Notes. The Issuer shall execute and deliver the Class B(20__-_) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(20__-_) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

            Section 2.08 Supplemental Indenture. The Issuer may enter into a supplemental indenture with respect to the Class B(20__-_) Notes as provided in
Section 9.01 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class B(20__-_) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the CHASEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the CHASEseries.

            Section 2.09 Appointment of co-Paying Agent and co-Transfer Agent. BDL is appointed as co-paying agent and as co-transfer agent in Luxembourg with respect to the Class B(20__-_) Notes for so long as the Class B(20__-_) Notes are listed on the Luxembourg Stock Exchange. Any reference in this Terms Document, the Indenture Supplement, the Asset Pool Supplement and the Indenture to the Paying Agent or the Transfer Agent shall be deemed to include BDL as co-paying agent or co-transfer agent, as the case may be, unless the context requires otherwise.

                             [END OF ARTICLE II]


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            IN WITNESS WHEREOF, the parties hereto have caused this Terms
Document to be duly executed, all as of the day and year first above written.


                                     CHASE ISSUANCE TRUST

                                     By:   CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION, as
                                           Beneficiary and not in its
                                           individual capacity


                                     By:   ____________________________
                                           Name:
                                           Title:


                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION, as Indenture Trustee
                                     and Collateral Agent


                                     By:   ____________________________
                                           Name:
                                           Title:




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                                              TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----

                                                  ARTICLE I
                           Definitions and Other Provisions of General Application

Section 1.01      Definitions............................................................................1
Section 1.02      Governing Law..........................................................................4
Section 1.03      Counterparts...........................................................................4
Section 1.04      Ratification of Indenture and Indenture Supplement.....................................4

                                                 ARTICLE II
                                          The Class B(20__-_) Notes

Section 2.01      Creation and Designation...............................................................5
Section 2.02      Specification of Required Subordinated Amount and Other Terms..........................5
Section 2.03      Interest Payment.......................................................................6
[Section 2.04     Calculation Agent; Determination of LIBOR..............................................6
Section 2.05      Payments of Interest and Principal.....................................................7
Section 2.06      Form of Delivery of Class B(20__-_) Notes; Depository; Denominations...................8
Section 2.07      Delivery and Payment for the Class B(20__-_) Notes.....................................8
Section 2.08      Supplemental Indenture.................................................................8
Section 2.09      Appointment of co-Paying Agent and co-Transfer Agent...................................8
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